UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): March 27, 2007

Alesco Financial Inc.

(formerly Sunset Financial Resources, Inc.)

(Exact name of Registrant as specified in its charter)

Maryland	001-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(Address of principal executive offices) (Zip Code)

(215) 701-9555

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement.

On March 27, 2007, Alesco Financial Inc. (“AFN”), through a wholly-owned subsidiary, Alesco Financial Holdings, LLC (“AFH”), entered into a $40,000,000 credit agreement (the “Credit Agreement”) among AFH, as borrower, AFN, as guarantor, Royal Bank Of Canada (“RBC”) and U.S. Bank National Association, as lenders (the “Lenders”), and RBC, as agent for the Lenders (in such capacity, the “Agent”). The Credit Agreement replaces the $10,000,000 credit agreement, dated as of September 29, 2006, among AFH, Alesco Financial Trust and RBC.

Pursuant to the terms and conditions of the Credit Agreement, AFH has the right to request borrowings from the Lenders of up to $40,000,000. The primary terms of the Credit Agreement are:

Interest Rate: For non-Eurodollar denominated loans, the interest rate is the sum of (A) the higher of (x) the Federal Funds Rate plus 0.50%, and (y) the prime rate, plus (B) 1.50%. For Eurodollar denominated loans, the interest rate is LIBOR plus 2.75%.

Other Fees: Other primary fees associated with the Credit Agreement include a one-time structuring fee, an annual Agent’s fee, and a .50% (fifty basis points) per annum fee on the amount of the unutilized $40,000,000 commitment.

Certain Other Primary Terms: AFH is permitted to prepay all or any portion of the outstanding loan amount without penalty. Additionally, AFH is required to repay the full outstanding balance of the loan every 150 days during the commitment period (which commitment period runs until September 27, 2007).

Collateral: As security for the loan, AFH, Alesco Holdings, Ltd. and Sunset Holdings, Ltd. (each an indirect subsidiary of AFN) granted to the Lenders a security interest in the equity securities of the following CDO/CLO entities: Alesco Preferred Funding X, Ltd., Alesco Preferred Funding XI, Ltd., Alesco Preferred Funding XII, Ltd., Alesco Preferred Funding XIII, Ltd., Alesco Preferred Funding XIV, Ltd., Emporia Preferred Funding II, Ltd., and Emporia Preferred Funding III, Ltd.

Termination: The Credit Agreement is scheduled to expire on September 27, 2007, but is extendable for additional 180 day periods upon the Lenders’ consent. Upon termination, all interest and principal outstanding under the Credit Agreement shall become due and payable to the Lenders.

AFN Guarantee: AFN irrevocably and unconditionally guarantees to the Lenders, as primary obligor and not merely as surety, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including outstanding principal and interest) of AFH under the Credit Agreement.

The foregoing description is not complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of March 27, 2007, among Alesco Financial Holdings, LLC (as borrower), Alesco Financial Inc. (as guarantor), Royal Bank of Canada and U.S. Bank National Association (as lenders) and Royal Bank of Canada (as agent for the lenders).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer